                                                                     Exhibit 2.1
                                                                     -----------

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                 -----------------------------------------------

          THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment"), is entered into as of November 28, 2001, among ANAM LLC, a Delaware limited liability company ("Parent"), NHI ACQUISITION CORP., a Delaware corporation ("Merger Sub"), and NEXTHEALTH, INC., a Delaware corporation ("Target").

                                 R E C I T A L S
                                 - - - - - - - -

          A. Parent, Merger Sub and Target have heretofore executed and entered into that certain Agreement and Plan of Merger, dated as of April 16, 2001 (the "Original Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Original Agreement. To the extent that this First Amendment amends or otherwise changes the meanings of any terms that are also defined in the Original Agreement, the meanings ascribed to such terms in this First Amendment shall govern and be binding for all purposes of this First Amendment and the Original Agreement.

          B. Pursuant to Section 8.6 of the Original Agreement, Parent and Target (with the approval of the Special Committee) may amend the Original Agreement.

          C. Parent, Merger Sub and Target desire to amend the Original Agreement on the terms and subject to the conditions set forth in this First Amendment.

          D. The Special Committee has unanimously approved, and the Board of Directors of Target has unanimously approved, this First Amendment and determined that the terms of the Merger, the Original Agreement, as amended by this First Amendment, and the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of Target's stockholders (other than Buyer and the Controlling Affiliates of Buyer).

          Accordingly, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   References to the Agreement.
          ---------------------------

          (a) All references to the "Agreement" contained in Exhibit A, Recitals A, D and E and Sections 2.2(c), 2.9 (first paragraph only), 2.10 (first paragraph only), 3.2(f), 3.13, 3.15, 3.19,
     3.20, 3.22, 4.3, 4.4, 5.2, 5.3(b), 5.3(c), 5.3(e), 5.3(f), 5.6
     (other than in the first sentence thereof), 5.7, 5.8, 5.9(a), 6.1 (first paragraph only), 6.1(a), 6.1(b), 6.1(d), 6.1(h), 6.2
     (first paragraph only), 6.2(a), 6.2(b), 6.2(e), 7.1 (first paragraph only), 7.1(c), 7.1(h), 7.3, 7.4, 8.2, 8.3, 8.5, 8.6,
     8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13 and 8.14 of the Original
     Agreement shall be deemed to be references to the Original Agreement as amended by this

     First Amendment. All other references to the "Agreement" contained in the Original Agreement shall be deemed to be references to the Original Agreement.

          (b) All references to the word "hereof" contained in Sections 1.1, 1.2, 2.1(a), 2.1(b), 2.1(d), 2.2(b), 2.2(e), 2.3,
     2.6, 2.9 (first paragraph only), 2.9(a), 2.10 (first paragraph only), 3.2(a), 3.2(c) (in the parenthetical defining the term "Target Securities" only), 3.4, 3.8(b)(iv), 3.18, 5.1, 5.2(a),
     5.2(c), 5.3(a) (other than in the second sentence therefor), 5.3(b), 5.3(c), 5.8 (but not the last word thereof), 6.1(b), 6.2(b), 7.1(c), 7.1(f), 7.1(g), 7.3, 7.4, 8.2, 8.6, 8.7 and 8.8
     of the Original Agreement shall be deemed to be references to the words "of the Original Agreement as amended by this First Amendment". All other references to the word "hereof" contained in the Original Agreement shall be deemed to be references to the words "of the Original Agreement".

          (c) All references to the word "hereby" contained in the Original Agreement shall be deemed to be references to the words "by the Original Agreement as amended by this First Amendment".

     2.   Per Share Merger Consideration. Section 2.1(a) of the Original
          ------------------------------
Agreement is amended by deleting the reference to "$5.65" therein and substituting in its place "$5.10."

     3.   Warrants. Section 2.5 of the Original Agreement is amended to read,
          --------
in its entirety, as follows:

          2.5.  Warrants.
                --------

               (a) Target shall adopt such resolutions or take such
          other actions as are required to adjust the terms of all outstanding Warrants to provide that, effective at the
          Effective Time, (i) each outstanding warrant to purchase
          Common Stock listed on Schedule 3.2(b) (a "Warrant") whether
                                 ---------------
          or not then exercisable, shall become fully exercisable,
          (ii) each Warrant that is then outstanding shall be canceled and (iii) in consideration of such cancellation, and except to the extent that Parent and the holder of any such Warrant otherwise agree, Parent shall pay, promptly after the
          Effective Time, to such holders of Warrants an amount in
          respect thereof equal to the product of (x) the excess of
          the Per Share Merger Consideration over the exercise price thereof and (y) the number of shares of Common Stock subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto); provided that the
                                             --------
          foregoing shall be subject to the obtaining of any necessary consents of holders of Warrants, it being agreed that Target and Parent will use their reasonable best efforts to obtain any such consents; and provided further
                                 -------- -------
                  that Target shall not be required to make any payments in connection with obtaining such consents. Target shall not grant any additional warrants or similar rights on or after the date hereof.

                           (b) Notwithstanding anything to the contrary set
                  forth in Section 2.5(a), no later than the earlier of (i) December 31, 2001, or (ii) the date that AP NH, LLC exercises any of the Note Warrants (as defined below), Target and AP NH, LLC shall enter into such documentation (collectively, the "Warrant Amendment") as is necessary to effect an amendment to the Warrant held by AP NH, LLC such that (i) a portion of the Warrants held by AP NH, LLC which represent the right to acquire an aggregate of 341,464 Common Shares (collectively, the "Note Warrants") held by AP NH, LLC as of the date of this First Amendment, whether or not then exercisable, shall become fully exercisable, (ii) each Note Warrant that is then outstanding shall be canceled and (iii) in consideration of such cancellation, at the sole and exclusive option of Parent, Parent shall, promptly after the Effective Time, either (A) pay to AP NH, LLC the amounts payable with respect to the Note Warrants as provided in Section 2.5(a), or (B) deliver to AP NH, LLC a subordinated note in the aggregate principal amount of $1,400,000 (the "Subordinated Note") from Parent or an Affiliate of Parent which will directly own the Mortgaged Property (as defined below) after the Merger, which Subordinated Note shall contain the terms set forth in Section 2.5(c) of this First Amendment. The "Mortgaged Property" shall consist of the land and improvements known as the Miraval Spa and Resort, which property is comprised of a total of 106 guest rooms and other buildings related to the Miraval Spa and Resort business upon 130 acres of land. Notwithstanding this
                  Section 2.5(b), the Warrant Amendment shall be null, void and of no effect if the Original Agreement, as amended by this First Amendment, is terminated in accordance with Article VII thereof.

                           (c) The debt evidenced by the Subordinated Note shall
                  be (i) non-recourse except for customary institutional exclusions and exceptions related to fraud and misappropriation of funds, (ii) subordinated to the debt financing related to the Mortgaged Property described in the Proxy Statement (or any refinance, extension, amendment or modification thereof) (as so refinanced, extended, amended or modified, the "Senior Debt") as provided in the Subordination Documents (as defined below), and (iii) secured by a valid second mortgage on the Mortgaged Property (the "Second Mortgage"). The Second Mortgage shall be subordinated in all respects to the first mortgage/deed of trust on the Mortgaged Property to be granted to a senior lender (the "Miraval Lender") in connection with the Senior Debt, but shall be senior in all respects to all other mortgages, if any, on the Mortgaged Property. The Subordinated Note shall mature on the second anniversary of the Closing, and shall bear interest at the rate of 12% per annum, payable quarterly, commencing on June 30, 2002. The principal amount of the Subordinated Note shall be due upon maturity. The Subordinated Note may be prepaid at any time without penalty.

                           (d) The form of the Subordinated Note, the Second
                  Mortgage and any other documents reasonably requested by the Miraval Lender to evidence the subordination of the Subordinated Note and the Second Mortgage (collectively with the Subordinated Note and the Second Mortgage, the "Subordination Documents") shall be reasonably acceptable to AP NH, LLC, Parent and the Miraval Lender, it being agreed that it shall not be deemed reasonable for the Miraval Lender to not accept the form of the Subordination Documents if the Miraval Lender does not accept such form because (i) the Miraval Lender unreasonably withholds its approval of the issuance of the Subordinated Note or the granting of the Second Mortgage or (ii) such Subordination Documents prohibit the payment of the principal amount of the Subordinated Note upon maturity thereof (other than if an event of default occurs and is continuing pursuant to an agreement with the Miraval Lender entered into in connection with the Senior
                  Debt). It is further agreed that one or more inter-creditor agreements shall be executed among AP NH LLC, the maker of the Subordinated Note, the Miraval Lender and such other creditors as may be necessary (which inter-creditor agreements shall be deemed to be a part of the Subordination Documents) providing
                  (A) AP NH, LLC with the right to cure defaults on the Senior Debt, and acknowledging the right of AP NH, LLC to receive payment of the principal amount of the Subordinated Note upon maturity thereof (other than if an event of default occurs and is continuing pursuant to an agreement with the Miraval Lender entered into in connection with the Senior Debt) even if the Senior Debt is still outstanding, and

                    (B) the Miraval Lender and/or such other creditors with the right to cure defaults on the Subordinated Debt.

         4.       The Closing.  Section 2.8 of the Original Agreement is amended
                  -----------
to read, in its entirety, as follows:


                  2.8      The Closing. The closing of the transactions
                           -----------
                  contemplated by the Original Agreement as amended by this First Amendment (the "Closing") shall take place at 10:00 A.M., New York City time, on March 22, 2001 or such other time as Parent and Target, with the approval of the Special Committee, shall agree in writing (the "Closing Date"), at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020, or at such other place as Parent and Target shall agree in writing.

         5.       Target's Deliveries at Closing.
                  ------------------------------

                  (a) Section 2.9(a) of the Original Agreement is amended by inserting, after the word "Agreement," the words "this First Amendment,".

                  (b) Section 2.9(b) of the Original Agreement is amended to read, in its entirety, as follows:

                           (b) Closing Certificate. A certificate executed on
                               -------------------
                           behalf of Target by its chief financial officer to the effect that (i) the representations and warranties of Target contained in the Original Agreement were accurate and correct in all material respects as of the date of the Original Agreement, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Target at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date),
                           (ii) the representations and warranties of Target contained in this First Amendment were accurate and correct in all material respects as of the date of this First Amendment, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Target at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), and (iii) Target has performed in all material respects all of its covenants under the Original Agreement, as amended by this First Amendment, to be performed by it on or prior to the Closing Date;

                  (c) Section 2.9(f) of the Original Agreement is hereby a mended to read, in its entirety, as follows:

                        (f)   Earnest Money. So long as the Special Committee
                              -------------
                        did not draw the full amount of the Letter of Credit prior to the Closing, the original of the Letter of Credit (as that term is defined in Section 7.5(a) of the Original Agreement as amended by this First Amendment) together with a termination certificate, in the form attached as Exhibit B to the Letter of Credit, duly executed by the members of the Special Committee; and

                  (d)   The first grammatical paragraph of Exhibit C attached to
                                                           ---------
         the Original Agreement is hereby amended to read, in its entirety, as follows:

                        We have acted as counsel to NextHealth, Inc., a Delaware corporation (the "Company"), in connection with the merger (the "Merger") of NHI Acquisition Corp. (the "Merger Sub"), a wholly-owned subsidiary of Anam LLC (the "Parent"), with and into the Company pursuant to that certain Agreement and Plan of Merger (the "Original Agreement") by and among the Company, the Merger Sub and the Parent dated April 16, 2001, as amended by that certain First Amendment to Agreement and Plan of Merger (the "First Amendment") by and among the Company, the Merger Sub and the Parent dated November 28, 2001. The Original Agreement, as amended by the First Amendment, together with the First Amendment, shall be referred to collectively as the "Agreement."

         6.       Buyer's Documents Delivered at Closing.
                  --------------------------------------

                  (a) Section 2.10(a) of the Original Agreement is amended by inserting, after the word "Agreement" the words ", this First Amendment".

                  (b) Section 2.10(b) of the Original Agreement is amended to read, in its entirety, as follows:

                        (b)   Closing Certificate. A certificate executed on
                              -------------------
                        behalf of Parent by its chief executive officer to the effect that (i) the representations and warranties of Parent and Merger Sub contained in the Original Agreement were accurate and correct in all material respects as of the date of the Original Agreement, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Parent and Merger Sub at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), (ii) the representations and warranties of Parent and Merger Sub contained in this First
               Amendment were accurate and correct in all material respects as of the date of this First Amendment, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Parent and Merger Sub at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), and
               (iii) Parent and Merger Sub have performed in all material respects all of their covenants under the Original Agreement, as amended by this First Amendment, to be performed by them on or prior to the Closing.

     7.   Preparation of Proxy Statement, Etc.; Stockholders Meeting. Section
          ----------------------------------------------------------
5.2(a) of the Original Agreement is amended to read, in its entirety, as follows:

          (a)  Proxy Statement, Etc. Promptly following the date of
               ---------------------
          this Agreement, Target shall prepare a proxy statement relating to a meeting of the holders of Target Capital Stock having voting rights for the purpose of obtaining the requisite stockholder votes necessary to approve of the Merger and this Agreement (the "Proxy Statement"), and Parent and Target shall prepare a Schedule 13E-3 under the Exchange Act (the "Schedule 13E-3") with respect to the transactions contemplated by this Agreement. Buyer will cooperate in good faith with Target in connection with the preparation of the Proxy Statement, the Schedule 13E-3 and each amendment to the Proxy Statement to be filed after the date of this First Amendment, including, but not limited to, using Parent's reasonable commercial efforts to furnish to Target, within five Business Days (defined as any day other than a Saturday, Sunday, national holiday or day when banks are authorized to be closed in New York City) after Parent's receipt from Target of a written request therefor, any and all information regarding Parent and its Affiliates required by applicable law, or reasonably required by the SEC, to be disclosed therein (including, without limitation, all information required thereunder about the Affiliates' of Parent and Parent's financing plans). The information provided and to be provided by Buyer and Target, respectively, for use in the Proxy Statement and the
          Schedule 13E-3 shall, with respect to the

          Proxy Statement, at the date it is first mailed to Target's stockholders and on the date of the Stockholders Meeting referred to in Section 5.2(c) hereof, and, with respect to the Schedule 13E-3, at the time it is filed with the SEC, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and Target and Buyer each agree to correct any information provided by it for use in the Proxy Statement and the
          Schedule 13E-3 which shall have become false or misleading.

     8.   Non-Solicitation.
          ----------------

          (a) Section 5.3(a) of the Original Agreement is amended by replacing the words "that did not result from a breach of this Section 5.3(a)," with the words "or a Takeover Proposal solicited during the Additional Solicitation Period, in either case that did not result from a breach of this Section 5.3(a), as modified by Section 5.3(g),".

          (b)  Section 5.3 of the Original Agreement is amended by adding a new
     Section 5.3(g) immediately following Section 5.3(f), which Section 5.3(g) shall read as follows:

               (g) Notwithstanding anything to the contrary set forth in Section 5.3(a) of the Original Agreement, as amended by this First Amendment, during the period beginning on the date of this First Amendment and ending 30 days thereafter (the "Additional Solicitation Period"), Target and its Representatives shall have the right to
               (i) solicit, initiate or encourage the submission of, any Takeover Proposal from any Person and (ii) participate in discussions or negotiations regarding, or furnish (pursuant to a confidentiality agreement substantially similar to the Confidentiality Agreement) to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, and it is contemplated and expected that Target and its Representatives will do so for the sole purpose of determining if any Takeover Proposal constituting a Superior Proposal is available to Target. Target agrees not to release any Person from, or waive any material provision of, any standstill or confidentiality agreement entered into pursuant to this Section 5.3(g) to which any Company is a party.

     9.   Confidentiality; Public Announcements. Section 5.4 of the Original
          -------------------------------------
Agreement is amended to read, in its entirety, as follows:

          5.4   Confidentiality; Public Announcements. The initial
                -------------------------------------
          press release with respect to the execution of the Original Agreement shall be a joint press release subject to Section 5.3(e) of the Original Agreement, as amended by this First Amendment, and otherwise acceptable to Parent and Target. The initial press release with respect to the execution of this First Amendment shall be a joint press release subject to Section 5.3(e) of the Original Agreement, as amended by this First Amendment, and otherwise acceptable to Parent and Target. Except as provided in Section 5.3(e) of the Original Agreement, as amended by this First Amendment, Parent and Target agree not to make any additional public disclosures without the prior consent of the other (which consent shall not be unreasonably withheld or delayed) as to the content and timing of such disclosure; provided, however, that
                                         --------  -------
          either party may make such disclosures as may be required to comply with applicable law, regulations or NASDAQ requirements, as long as the other party is afforded (to the extent practicable) prior notice thereof.

     10.  Notification of Certain Matters.
          -------------------------------

          (a) Section 5.8 of the Original Agreement is amended by inserting, after the word "Agreement" the words " or in this First Amendment".

          (b) Section 5.8 of the Original Agreement is amended by deleting the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

     11.  Conditions to Obligations of Buyer.
          ----------------------------------

          (a) Section 6.1(a) of the Original Agreement is amended by inserting, after the word "Agreement" the words " or in this First Amendment".

          (b) Section 6.1(f) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

                (f) No Material Adverse Change. Since the date of this First
                    --------------------------
                Amendment, there shall have been no Material Adverse Change. For this purpose, "Material Adverse Change" shall mean a material and adverse effect on the financial condition, assets, results of operations or business of the Target and its Subsidiaries taken as a whole that resulted solely from a Force Majeure (as hereafter defined)
                    that occurred after the date of this First Amendment, in the Phoenix or Tucson metropolitan areas, respectively, and that
                    (i) substantially destroyed the physical plant in which either the Target's Sierra Tucson psychiatric hospital and behavioral healthcare center business or the Target's Miraval spa and resort business is conducted, or (ii) caused either of the Target's Sierra Tucson psychiatric hospital and behavioral healthcare center business or the Target's Miraval spa and resort business to cease substantially all operations for more than thirty (30) consecutive days solely on account of damage to or destruction of the physical plant of either such businesses, or (iii) caused the closure of either the Tucson International Airport or Phoenix Sky Harbor International Airport for a period of at least fifteen (15) consecutive days. "Force Majeure" shall mean war, insurrection, acts of terrorism, strikes, riots, fire, an act of God, catastrophic event or operation of forces of nature.

               (c) Section 6.1(j) of the Original Agreement is amended to read, in its entirety, as follows:

                    (j)  Loan Agreement. On or prior to the Closing, Target
                         --------------
                    shall have paid in full, or caused to be paid in full, all Indebtedness for Borrowed Funds of Target and its Subsidiaries outstanding under the Loan Agreement dated as of August 11, 1998 between Lehman Brothers Holdings Inc. and Sierra Health-Styles, Inc. and Sierra Tucson, LLC (the "Loan Agreement").

               (d) Section 6.1(l) of the Original Agreement is amended by deleting the reference to "$35,000,000" therein and substituting in its place "$50,000,000."

               (e) Section 6.1 of the Original Agreement is amended by adding a new Section 6.1(m) immediately following Section 6.1(l), which Section 6.1(m) shall read as follows:

                    (m)  Note Warrants. (i) AP NH, LLC shall not have exercised,
                         -------------
                    sold or otherwise transferred the Note Warrants to any other Person, (ii) AP NH, LLC, Parent and the Miraval Lender shall have reasonably accepted the form of the Subordination Documents as provided in Section 2.5(d), it being agreed that the condition set forth in this clause (ii) of this
                    Section 6.1(m) shall be deemed to have been satisfied if the Miraval Lender (subject to Section 2.5(d) of the Original Amendment, as amended by this First Amendment) unreasonably withholds approval of the issuance of the Subordinated Note or the granting of the

                    Second Mortgage, and (iii) AP NH, LLC shall have executed and delivered to Parent and/or the Miraval Lender such of the Subordination Documents as are reasonably required to be executed and delivered by AP NH, LLC.

          12.  Conditions to Obligations of Target. Section 6.2(a) of the
               -----------------------------------
     Original Agreement is amended by inserting, after the word "Agreement" the words "or in this First Amendment".

          13.  Methods of Termination.
               ----------------------

               (a) Section 7.1(b) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

                    (b)  by Parent, if all of the conditions set forth in
                    Section 6.1 of the Original Agreement, as amended by this First Amendment, shall not have been satisfied or waived on or prior to March 22, 2002, or such later date as is mutually agreed upon by Parent and Target (with the approval of the Special Committee and the Board of Directors of Target pursuant to a vote in which George L. Ruff and William T. O'Donnell, Jr. shall not participate) (such date, the "Termination Date"); provided, however, that Parent
                                             --------  -------
                    shall not have the right to terminate the Original Agreement, as amended by this First Amendment, pursuant to this subsection if such conditions have not been satisfied due to Buyer's failure to fulfill or Buyer's breach of any of its obligations under the Original Agreement, as amended by this First Amendment, or this First Amendment;

               (b) Section 7.1(c) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

                    (c) by Target (acting by and through the Special Committee, without need for any action being taken by Target's Board of Directors), if all of the conditions set forth in Section
                    6.2 hereof shall not have been satisfied or waived on or prior to the Termination Date; provided, however, that
                                                   --------  -------
                    Target shall not have the right to terminate this Agreement pursuant to this subsection if such conditions have not been satisfied due to Target's failure to fulfill or Target's breach of any of its obligations under this Agreement; or

               (c) Section 7.1(d) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

                    (d) by Parent, if Target, Target's Board of Directors or the Special Committee shall have breached any representation, warranty or covenant set forth in the Original Agreement, as amended by this First Amendment, or this First Amendment, or if any such representation or warranty shall have become untrue, in either case, such that the conditions set forth in Section 6.1(a) or Section 6.1(b) of the Original Agreement, as amended by this First Amendment, would not be satisfied; provided that, as long as
                                                       --------
                    written notice of such breach is given to Target prior to the Termination Date, if such breach is curable by Target through the exercise of its reasonable best efforts and for so long as Target continues to exercise such reasonable best efforts, Parent shall not have the right to terminate the Original Agreement, as amended by this First Amendment, pursuant to this subsection unless such breach has not been cured on or prior to the earlier of the following dates: (i) the Termination Date or (ii) the date that is 30 days after the giving of such written notice to Target.

               (d) Section 7.1(e) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

                    (e) by Target (with the approval of its Board of Directors and the Special Committee), if Buyer shall have breached any representation, warranty or covenant set forth in the Original Agreement, as amended by this First Amendment, or in this First Amendment, or if any such representation or warranty shall have become untrue, in either case, such that the conditions set forth in Section 6.2(a) or Section 6.2(b) of the Original Agreement, as amended by this First Amendment, would not be satisfied; provided that, as long as
                                                       --------
                    written notice of such breach is given to Buyer prior to the Termination Date, if such breach is curable by Buyer through the exercise of their reasonable best efforts and for so long as Buyer continues to exercise such reasonable best efforts, Target shall not have the right to terminate the Original Agreement, as amended by this First Amendment, pursuant to this subsection unless such breach has not been cured on or prior to the earlier of the following dates: (i) the Termination Date or (ii) the date that is 30 days after the giving of such written notice to Buyer.

          14.  Mandatory Termination. Section 7.2 of the Original Agreement is
               ---------------------
     hereby deleted in its entirety, and all references to Section 7.2 in the Original Agreement, as amended by this First Amendment, shall be given no force or effect.

     15.  Earnest Money. Section 7.5 of the Original Agreement is hereby deleted
          -------------
in its entirety and the following language is substituted in its place:

          7.5  Earnest Money.
               -------------

               (a) Upon the execution of this First Amendment, Parent shall cause an irrevocable letter of credit issued by LaSalle Bank National Association (the "Bank") in the amount of $3,000,000 substantially in the form of Exhibit I attached hereto (the "Letter of Credit") to be
                      ---------
          delivered to the Special Committee.

               (b) Simultaneously with the execution of this First Amendment, Parent and Target shall execute and deliver to the Escrow Agent (as defined below) a joint direction, in the form attached hereto as
          Exhibit II, pursuant to Sections 8(g) and (i) of the Escrow Agreement,
          ----------
          dated as of April 16, 2001 (the "Escrow Agreement"), among Parent, Target and American National Bank and Trust Company of Chicago, as escrow agent (the "Escrow Agent"), directing the Escrow Agent to release, deliver and transfer to Parent the Irrevocable Letter of Credit No. S531186, dated April 16, 2001, issued by the Bank in favor of the Escrow Agent pursuant to the Escrow Agreement by delivering a termination notice in the form of Exhibit B to such letter of credit to the Bank (it being understood by the parties hereto that, in accordance with Section 15 of the Escrow Agreement, the Escrow Agreement shall terminate on the date that such letter of credit is so released).

               (c) If the Original Agreement, as amended by this First Amendment, is terminated, and the Special Committee, in its sole discretion, determines that such termination was not for a Refund Reason (as defined in Section 7.5(e) of this First Amendment), then, if the Special Committee has not previously drawn the full amount of the Letter of Credit pursuant to Section 7.5(f), then the Special Committee shall have the right to draw the full amount (and not less than the full amount) of the Letter of Credit and deliver the proceeds of such draw to Target and at the time of such termination Target shall have the right to retain such proceeds (or any proceeds delivered to Target by the Special Committee pursuant to Section 7.5(f)) as liquidated damages; provided, however, that if, after such draw (or a draw pursuant to Section 7.5(f)), it is determined, by either agreement of Parent and Target (with the approval of the Special Committee and the Board of Directors of Target pursuant to a vote in which George L. Ruff and William T. O'Donnell, Jr. shall not participate) or a final order of a court of competent jurisdiction no longer subject to appeal, that the Original Agreement, as amended by this First Amendment, was in fact terminated for a Refund Reason, Target shall promptly after such determination deliver to Parent an amount of cash equal to the amount of such drawing plus interest on such amount, at the Agreed Rate (as defined in Section 7.5(h) of this First Amendment), from the date of such drawing through the date that such payment is made.

               (d) If the Original Agreement, as amended by this First Amendment, is terminated for a Refund Reason, then Target shall cause the Special Committee to deliver to Parent, promptly after such termination, the original of the Letter of Credit together with a termination certificate, in the form attached as Exhibit B to the
                                                           ---------
          Letter of Credit, duly executed by the members of the Special Committee together with, if the Special Committee has drawn any amounts against the Letter of Credit pursuant to Section 7.5(f) or otherwise, an amount of cash equal to the amount of such drawing plus interest on such amount, at the Agreed Rate, from the date of such drawing through the date that such payment is made.

               (e) For purposes of this Section 7.5, "Refund Reason" shall mean:

                    (i) the termination of the Original Agreement, as amended by this First Amendment, by Parent pursuant to Sections 7.1(b), 7.1(d), 7.1(f) (other than because shares of Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff which are eligible to be voted were not voted in favor of the Merger) or 7.1(h) of the Original Agreement, as amended by this First Amendment;

                    (ii) the termination of the Original Agreement, as amended by this First Amendment, by Target pursuant to Sections 7.1(f) (other than because shares of Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff which are eligible to be voted were not voted in favor of the Merger) or 7.1(g) the Original Agreement, as amended by this First Amendment; or

                    (iii) the termination of the Original Agreement, as amended by this First Amendment, by Parent and Target pursuant to Section 7.1(a) of the Original Agreement, as amended by this First Amendment.

               (f) On any date prior to the earlier of the Closing or the termination of the Original Agreement, as amended by this First Amendment, that is not more than five and not less than two Business Days (as such term is defined in the Letter of Credit)
          prior to the Planned Expiration Date (as such term is defined in the Letter of Credit), the members of the Special Committee may (i) if the Planned Expiration Date under the Letter of Credit may be extended, deliver to the Bank a certificate in the form of Exhibit A to the
                                                           ---------
          Letter of Credit to extend the Planned Expiration Date for two months beyond the then current Planned Expiration Date, or (ii) if the Planned Expiration Date under the Letter of Credit may not be so extended, collect the maximum amount then available under the Letter of Credit and the proceeds thereof shall be delivered to Target.

               (g) At all times prior to the earlier of the Closing or the termination of the Original Agreement, as amended by this First Amendment, Target shall take all necessary action to assure that the Special Committee (i) remains as a committee of the Board of Directors of Target, (ii) either (A) consists solely of Stephen L. Berger and Neil E. Jenkins, the current members of the Special Committee, or (B) consists solely of either Stephen L. Berger or Neil E. Jenkins, and
          (iii) has the power and authority to take all of the actions required of it, or permitted by it, pursuant to the Original Agreement, as amended by this First Amendment, this First Amendment and the Letter of Credit. If at any time prior to the earliest to occur of (I) the Closing, (II) the termination of the Original Agreement, as amended by this First Amendment, or (III) the time that the Letter of Credit is drawn against, either (w) Target breaches its obligations pursuant to the first sentence of this Section 7.5(g), or (x) both of the current members of the Special Committee cease serving on the Special Committee for any reason, including if both of the current members of the Special Committee die or become disabled and as a result thereof become unable to fulfill their duties as a member the Special Committee or if Stephen L. Berger and Neil E. Jenkins (or if either of them shall have died or become disabled and as a result thereof be unable to fulfill his duties as a member the Special Committee, then the one of Stephen L. Berger or Neil E. Jenkins who did not die or become so disabled) determines in their (or his) sole discretion that, due to a conflict of interest or otherwise, it is no longer appropriate for either of them to perform the functions permitted by them pursuant to Section 7.5, then, in any such case, Target and the Special Committee shall cause the Letter of Credit to be transferred to the Escrow Agent by Target delivering to the Bank the original of the Letter of Credit together with a certificate, in the form of Exhibit D to the Letter of Credit, it being agreed that the Letter of
          ---------
          Credit shall be held by the Escrow Agent pursuant to an escrow agreement, in substantially the form of the Escrow Agreement (except that any actions which the Escrow Agreement requires or permits to be taken by agreement of Parent and Target shall be taken only by agreement of Parent and Target (with the approval of the Board of Directors of Target pursuant to a vote in which George L. Ruff and William T. O'Donnell, Jr. shall not participate), to be executed and delivered at such time by Parent, Target and the Escrow Agent.

                           (h) For purposes of this First Amendment, the "Agreed
                  Rate" shall mean the rate earned, from time to time, on funds invested in the One Group Prime Money Market Class A Shares offered by the Escrow Agent.

                           (i) Except as expressly provided in Sections 7.5 (c)
                  or (f) of this First Amendment, the Special Committee shall not have the right to make any draws against the Letter of Credit. At the time that the Special Committee makes any draw or draws against the Letter of Credit, or delivers any certificates or other instrument or communication to the Bank pursuant to this Section 7.5 or the Letter of Credit, the Special Committee shall simultaneously deliver a copy of each such certificate or other instrument or communication to Parent using the same method of delivery employed in delivering such certificate or other instrument or communication to the Bank; provided, however, that if the method of delivery of any such certificate or other instrument or communication to the Bank is by hand delivery, then the Special Committee shall simultaneously with such hand delivery to the Bank both hand deliver a copy of such certificate or other instrument or communication to Eric R. Decator, counsel to Parent, and send a copy of such certificate or other instrument or communication to Parent by facsimile copy to each of the following:

                           Anam LLC
                           Attention: George L. Ruff
                           (212) 317-9775

                           Anam LLC
                           Attention: William T. O'Donnell, Jr.
                           (847) 441-5984

                           Sonnenschein Nath & Rosenthal
                           Attention: Eric R. Decator, Esq.
                           (312) 876-7934

                           and

                           Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A. Attention Irv Berliner, Esq.

               (216) 623-4912

               (j) The provisions of this Section 7.5 shall survive the termination of the Original Agreement as amended by this First Amendment.

     16. Successors and Assigns. Section 8.2 of the Original Agreement is
         ----------------------
amended by deleting the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

     17. Notices. Section 8.4 of the Original Agreement is amended by deleting
         -------
the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

     18. Waivers, Amendments and Remedies. Section 8.6 of the Original Agreement
         --------------------------------
is amended by deleting the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

     19. Breaches. Section 8.14 of the Original Agreement is amended by deleting
         --------
the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

     20. Representations and Warranties of Target. Target hereby represents and
         ----------------------------------------
warrants to Buyer as follows:


         (a) Authority Relative to First Amendment. Target has the corporate
             -------------------------------------
     power and authority to enter into this First Amendment and to carry out its obligations hereunder. The Special Committee has the power and authority to carry out its obligations hereunder and as contemplated by the Letter of Credit. The execution and delivery of this First Amendment and the performance by Target of its obligations hereunder have been duly approved by the Special Committee and authorized by Target's Board of Directors, and no other corporate proceedings on the part of Target are necessary to authorize such execution, delivery and performance other than the requisite approvals of the holders of the Common Stock and the Preferred Shares. This First Amendment has been duly executed by Target and, assuming the due and valid authorization, execution and delivery of this First Amendment by Buyer, and subject to approval by Target's stockholders to the extent required by the DGCL and the Organizational Documents, constitutes a valid and legally binding obligation of Target enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

         (b) Absence of Conflicts. The execution, delivery and performance by
             --------------------
     Target of this First Amendment, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or result in any violation of, or constitute a breach or default under any term of the Organizational

         Documents of any Company or (ii) except as set forth in Schedule 3.6
                                                                 ------------
         to the Original Agreement, constitute a breach or default, or require Consents under, any agreement, permit or other instrument to which any Company is a party, or by which any Company is bound or to which any of the assets of any Company or the Business is subject, or any Judgment to which any Company, the assets of any Company or the Business is bound or subject or any Rule, and will not result in the creation of any Lien upon any of the assets of any Company or the Business, except in the case of (ii) for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (c) Opinion of Financial Advisor. Target's Board of Directors
                      ----------------------------
         has received the opinion of Prudential Securities Incorporated, the financial advisor to the Special Committee, to the effect that, as of the date of this First Amendment, the consideration to be received in the Merger by Target's stockholders (other than Buyer and its Controlling Affiliates) is fair to the stockholders of Target (other than Buyer and its Controlling Affiliates) from a financial point of view. A copy of the written opinion will be promptly delivered to Parent after receipt thereof by Target.

                  (d) Target Board Recommendation. The Board of Directors of
                      ---------------------------
         Target at a meeting duly called and held, and the Special Committee, at a meeting duly called and held, has unanimously (i) determined that the Merger, the Original Agreement, as amended by this First Amendment, this First Amendment and the transactions contemplated thereby and hereby are fair to and in the best interests of the stockholders of Target (other than Buyer and its controlling affiliates) and (ii) resolved to recommend that the stockholders of Target approve the Merger, the Original Agreement, as amended by this First Amendment, and the transactions contemplated thereby and hereby; provided that such
                                                           --------
         recommendation may be withdrawn, modified or amended pursuant to
         Section 5.3(b) of the Original Agreement, as amended by this First Amendment.

                  (e) Indebtedness for Borrowed Funds. As of the date of this
                      -------------------------------
         First Amendment, no Company has outstanding any Indebtedness for Borrowed Funds other than as set forth on Exhibit III, which exhibit
                                                   -----------
         lists the dollar amount of such Indebtedness for Borrowed Funds as of the date of this First Amendment.

         21.      Representations and Warranties of Buyer.  Parent and Merger
                  ---------------------------------------
Sub, jointly and severally, hereby represent and warrant to Target as follows:

                  (a) Authority Relative to First Amendment. Each of Parent
                      -------------------------------------
          and Merger Sub has the corporate or other entity power and authority to enter into this First Amendment and to carry out its obligations hereunder. The execution and delivery of this First Amendment and the performance by Buyer of its obligations hereunder have been approved by the Board of Directors or similar governing body of Parent and Merger Sub and Parent as the sole stockholder of Merger Sub, and no other corporate or other entity proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This First

     Amendment has been duly executed by Buyer and, assuming the due and valid authorization, execution and delivery of this Agreement by Target, constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

          (b)   Absence of Conflicts. The execution, delivery and performance by
                --------------------
     Buyer of this First Amendment, and the transactions contemplated hereby, do not and will not (i) conflict with or result in any violation of, or constitute a breach or default under any term of the Organizational Documents of Buyer or (ii) constitute a material breach or default, or require Consents under, any agreement, permit or other instrument to which either Parent or Merger Sub is a party, or by which Buyer is bound or to which any of the assets of Buyer or its business is subject, or any Judgment to which Buyer, the assets of Buyer or the business of Buyer is bound or subject or any Rule, and will not result in the creation of any Lien upon any of the assets of Buyer or its business, except in the case of
     (ii) for any of the foregoing that would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated hereby.

     22.  Counterparts. This First Amendment may be executed in any number of
          ------------
counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more counterparts. All counterparts shall collectively constitute a single agreement.

     23.  No Other Amendments. Except as expressly set forth herein, this First
          -------------------
Amendment shall not by implication or otherwise alter, modify, amend or in any way effect any of the terms, conditions, representations, warranties, obligations, covenants or agreements contained in the Original Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                                    * * * * *

     IN WITNESS WHEREOF, Parent. Merger Sub and Target have caused this First Amendment to be duly executed as of the date first above written.

                                        ANAM LLC


                                        By: /s/ William T. O'Donnell, Jr.
                                            ------------------------------------
                                            Name:  William T. O'Donnell, Jr.
                                            Title: President

                                        NHI ACQUISITION CORP.


                                        By: /s/ William T. O'Donnell, Jr.
                                            ------------------------------------
                                            Name:  William T. O'Donnell, Jr.
                                            Title: President


                                        NEXTHEALTH, INC.

                                        By: /s/ Loree Thompson
                                            ------------------------------------
                                            Name:  Loree Thompson
                                            Title: Chief Financial Officer


APPROVED AS OF THE DATE FIRST ABOVE WRITTEN:

Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation



By: /s/ Stephen L. Berger
    ---------------------------------
    Stephen L. Berger

By: /s/ Neil E. Jenkins
    ---------------------------------
    Neil E. Jenkins

Being all of the members of the Special Committee

                                                                       EXHIBIT I

                            FORM OF LETTER OF CREDIT
                            ------------------------

                          IRREVOCABLE LETTER OF CREDIT
                          ----------------------------

                                  NO. _________

                                                               November __, 2001

The Special Committee of the Board of Directors of
  NextHealth, Inc.
c/o Neal, Gerber & Eisenberg
2 North LaSalle Street
Chicago, Illinois 60602
Attention: Stephen L. Berger, Esq.

Gentlemen:

The undersigned, LaSalle Bank N.A. ("Bank"), hereby establishes, at the request and for the account of "Parent" (as defined below), in your favor, this Irrevocable Letter of Credit No. ___________, effective November ___, 2001. This Letter of Credit is established pursuant to that certain First Amendment to Agreement and Plan of Merger, dated as of the date hereof (the "First Amendment"), among NextHealth, Inc., a Delaware corporation ("NextHealth"), Anam LLC, a Delaware limited liability company ("Parent"), and NHI Acquisition Corp.

     1.   Total Credit. The maximum aggregate amount of credit available under
          ------------
this Letter of Credit shall be Three Million Dollars ($3,000,000.00), which amount is hereinafter referred to as the "Total Credit."

     2.   Expiration. The expiration date of this Letter of Credit (the "Stated
          ----------
Termination Date") shall be the earlier of:

             (a) the date on which the Total Credit is reduced to zero because payment of the full amount which may be drawn under this Letter of Credit has been made by us to the Escrow Agent (as defined below),

             (b) the "Planned Expiration Date" (defined below). "Planned Expiration Date" as used herein shall mean, initially, March 31, 2002, provided that the Planned Expiration Date may be extended for one (1) two month period by delivering to the Bank, no earlier than five Business Days (as defined below) prior to any then current Planned Expiration Date, a certificate in the form of Exhibit A attached hereto, in which case the
                                ---------
     Planned Expiration Date shall be
     extended to the date that is the two month anniversary date of the then current Planned Expiration Date, and

          (c) the date that you deliver to the Bank a termination notice in the form of Exhibit B.
                 ---------

          In the event the Planned Expiration Date is not a Business Day (as hereinafter defined), then this Letter of Credit shall expire on the next succeeding Business Day. The term "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange or our offices in Chicago are closed.

     3.   Demands. The Bank hereby irrevocably authorizes you to draw on this
          -------
Letter of Credit in accordance with the terms and conditions hereinafter set forth, in one drawing by one of your drafts (any such draft being a "Demand"), an amount equal to the Total Credit.

     4.   Method of Demand. Funds from the Bank under this Letter of Credit are
          ----------------
available to you against your Demand referring thereon to the number of this Letter of Credit and accompanied by your completed certificate signed by Stephen
L. Berger and Neil E. Jenkins substantially in the form of Exhibit C attached
                                                           ---------
hereto (a "Certificate"). Each such Demand and Certificate shall be presented, together with a copy of this Letter of Credit, to the Bank at LaSalle Bank N.A., 135 S. LaSalle Street, Chicago, Illinois 60603, Attention Tom Steil, or such other address as we may notify you of (the "Bank's Office") on a Business Day. A Demand may be delivered to us in person, by mail or by an express delivery service, to the Bank's Office. A Demand shall be presented during our business hours on a Business Day prior to the expiration hereof at the Bank's Office. If the Bank receives any such Demand and Certificate at the Bank's Office in conformity with the terms and conditions of this Letter of Credit, not later than 12:00 P.M. ( Chicago time) on a Business Day prior to the expiration hereof, then the Bank will honor such Demand by making available to you, before 2:00 P.M. (Chicago time) on the first Business Day following the one on which the Bank shall have received such Demand, an amount equal to the amount of such Demand in same day funds in accordance with your payment instructions. If the Bank receives any such Demand and Certificate at the Bank's Office in conformity with the terms and conditions of this Letter of Credit, after 12:00 P.M. (Chicago time) on a Business Day prior to the expiration hereof, the Bank will honor such Demand by making available to you, before 2:00 P.M. (Chicago time) on the second Business Day following the date the Bank shall have received such Demand, the amount of such Demand in same day funds in accordance with your payment instructions.

     Unless otherwise agreed, payment under this Letter of Credit shall be made in immediately available funds in accordance with the instructions contained in the Demand.

     5.   Transferability. This Letter of Credit is not transferable other than
          ---------------
that it may be transferred to American National Bank and Trust Company of Chicago, as escrow agent. Any such transfer shall be evidenced by a transfer in the form of Exhibit D.
            ---------

     6.   Uniform Customs and Practice. This Letter of Credit is issued and
          ----------------------------
subject to and the performance under this Letter of Credit by the Bank, its correspondents and beneficiaries will be governed by, the rules of the "Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500" or such later revision as may be published by the International Chamber of Commerce.

     7.   Address for Communication. Communications with respect to this Letter
          -------------------------
of Credit shall be in writing and shall be addressed to us at the Bank's Office, specifically referring thereon to our Irrevocable Letter of Credit No._________. All notices, requests and other communications to you shall be in a writing and shall be given at the following address:

                      The Special Committee of the Board of Directors of
                         NextHealth, Inc.
                      c/o Neal, Gerber & Eisenberg
                      2 North LaSalle Street
                      Chicago, Illinois  60602
                      Attention: Stephen L. Berger, Esq.

or at such other addresses as shall be furnished by you by like notice. Except as otherwise expressly provided herein, each such notice, request or other communication shall be effective upon the earlier of (i) actual receipt, and
(ii) receipt of confirmation of delivery, in each case at the address specified in this section.

     8.   Complete Agreement. This Letter of Credit, including the exhibits
          ------------------
hereto, sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

                                        Very truly yours,

                                        LaSalle Bank National Association

                                        By: ____________________________________

                                        Title:__________________________________

                          EXHIBIT A TO LETTER OF CREDIT
                          -----------------------------

                         CERTIFICATE IN CONNECTION WITH
                          EXTENSION OF EXPIRATION DATE

                       UNDER IRREVOCABLE LETTER OF CREDIT

                                 NO. __________

          The undersigned, being all of the members of the Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation (the "Special Committee"), hereby direct LaSalle Bank National Association (the "Bank") with reference to Irrevocable Letter of Credit No. ________ dated November ____, 2001 (as amended from time to time, the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Special Committee to extend the Planned Expiration Date of the Letter of Credit for an additional two month period to May 31, 2002.

          If this instrument is signed by only one of Stephen L. Berger or Neil
E. Jenkins, then such signatory here by certifies that the other has either died or become disabled and as a result thereof is no longer able to serve on the Special Committee.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Certificate as of the _____ day of April, 2002.

                                    Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation




                                    By:  _______________________________________
                                         Stephen L. Berger


                                         [and/or]


                                    By:  _______________________________________
                                         Neil E. Jenkins



                                    Being [all of the members] [the only member] of the Special Committee

                          EXHIBIT B TO LETTER OF CREDIT
                          -----------------------------

                               TERMINATION NOTICE

                       UNDER IRREVOCABLE LETTER OF CREDIT
                                 No. __________

          The undersigned, being all of the members of the Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation (the "Special Committee"), hereby direct LaSalle Bank National Association (the "Bank") with reference to Irrevocable Letter of Credit No. ________ dated November __, 2001 (as amended from time to time, the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Special Committee to terminate the Letter of Credit and not honor any further Demands thereunder, and the Special Committee hereby delivers to the Bank the original of the Letter of Credit.

          If this instrument is signed by only one of Stephen L. Berger or Neil
E. Jenkins, then such signatory here by certifies that the other has either died or become disabled and as a result thereof is no longer able to serve on the Special Committee.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Certificate as of the _____ day of _________, 2002.


                                     Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation



                                     By: _______________________________________
                                         Stephen L. Berger


                                         [and/or]

                                     By: _______________________________________
                                         Neil E. Jenkins


                                     Being [all of the members] [the only
                                     member] of the Special Committee

                          EXHIBIT C TO LETTER OF CREDIT
                          -----------------------------

                    CERTIFICATE IN CONNECTION WITH A DRAWING

                       UNDER IRREVOCABLE LETTER OF CREDIT
                                No. ____________

          The undersigned, being all of the members of the Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation (the "Special Committee"), hereby certify to LaSalle Bank National Association (the "Bank") with reference to Irrevocable Letter of Credit No. ________ dated November ___, 2001 (as amended from time to time, the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Special Committee, that, pursuant to and in accordance with the terms of either Section 7.5(c) or (f) of the First Amendment (as defined in the Letter of Credit), the Special Committee is making a drawing under the Letter of Credit in the amount of ______________ Dollars ($_________).

          If this instrument is signed by only one of Stephen L. Berger or Neil
E. Jenkins, then such signatory here by certifies that the other has either died or become disabled and as a result thereof is no longer able to serve on the Special Committee.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Certificate as of the _____ day of _________, 2002.


                                     Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation



                                     By: _______________________________________
                                         Stephen L. Berger


                                         [and/or]

                                     By: _______________________________________
                                         Neil E. Jenkins


                                     Being [all of the members] [the only
                                     member] of the Special Committee

                          EXHIBIT D TO LETTER OF CREDIT
                          -----------------------------

                                   TRANSFER OF

                          IRREVOCABLE LETTER OF CREDIT
                                No. ____________

                               _____________, 2001

LaSalle Bank N.A.
135 S. LaSalle
Chicago, Illinois 60603
Attn:  Tom Steil

     Re:  LaSalle Bank N.A. Letter of Credit No. ______

Gentlemen:

     For value received, the undersigned beneficiary hereby irrevocably transfers to:

               American National Bank and Trust Company of Chicago 120 S. LaSalle Street
               Mail Code IL1-1250
               Chicago, Illinois 60603
               Attention: Timothy P. Martin

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

     By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

     The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to transfer the Letter of Credit to the transferee and forward it directly to the transferee with your customary notice of transfer, or that, if so requested by the transferee, you issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Letter of Credit, except that all of the Exhibits to the Letter of credit shall be amended to require the signature of an authorized officer of American National Bank and Trust Company of Chicago rather than the members of the Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation.

                                     Very truly yours,

                                     Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation


                                     By: _______________________________________

                                         _______________________________________
                                         A member of the Special Committee


SIGNATURE AUTHENTICATED              __________________________


__________________________           By________________________
(Authorized Signature)               Title_____________________

                                                                      EXHIBIT II

                             FORM OF JOINT DIRECTION
                             -----------------------

     This Joint Direction (this "Direction"), is made this ___ day of November, 2001 by and between Anam LLC, a Delaware limited liability company ("Parent"), and NextHealth, Inc., a Delaware corporation ("Target").

                                    RECITALS

     A. Parent, Target and American National Bank and Trust Company of Chicago, as escrow agent ("Escrow Agent"), are parties to that certain Escrow Agreement, dated April 16, 2001 (the "Escrow Agreement"). All capitalized terms used in this Agreement which are not defined herein shall have the respective meanings assigned to them in the Escrow Agreement.

     B. Pursuant to the Escrow Agreement, Escrow Agent is holding the Irrevocable Letter of Credit No. S531186, dated April 16, 2001, issued by the Bank in favor of Escrow Agent (the "Letter of Credit").

                                    DIRECTION

     1.  Direction. Pursuant to Sections 8(g) and (i) of the Escrow Agreement,
         ---------
the parties to this Direction hereby direct Escrow Agent to submit to the Bank a Termination Certificate in the form of Exhibit B attached to the Letter of
                                       ---------
Credit along with the original of the Letter of Credit.

     2.  Termination of Escrow Agreement. Pursuant to Section 15 of the Escrow
         -------------------------------
Agreement, the Escrow Agreement shall terminate upon Escrow Agent's completion of the actions set forth in Section 1 above.

     3.  Counterparts. This Direction may be executed in two or more
         ------------
ounterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Direction as of the date first written above.

                                                ANAM LLC

                                                By:___________________________
                                                     Name:
                                                     Title:

                                                NEXTHEALTH, INC.

                                                By:___________________________
                                                     Name:
                                                     Title:

                                                                     EXHIBIT III

                         INDEBTEDNESS FOR BORROWED MONEY
                         -------------------------------